Wandel & Goltermann
Management Holding GmbH
- Managing Directors -
Muehleweg 5
72800 Eningen u.A.


Dear Sirs,

POOL CONTRACT

We should like to refer to the pool contract enclosed which has been signed by all pool banks, dated 6th November 1997.

The issue of this credit, which will be confirmed to you in confirming letters from each of the individual banks, is based upon the following requirements:

1.
The shareholders agree (with the exception of the minimum profit retention by Hannover Finanz at the level of DM 1.5 million) not to retain any further profits or to deposit these.

2.
We assume, that the Wandel & Goltermann Technologies Inc. (USA)'s current dividend policy will remain in place. A dividend payment of profits can only be made when Wandel & Goltermann Management Holding holds at least 75% of the shares in Wandel & Goltermann Technologies Inc./USA.

3.
The current shareholders loans totaling approx. DM 11 million are still available to the credit holders and are and/or will be furnished with corresponding withdrawals from the order.

4.
Should the planned initial public offering not be announced or not be possible, then the Wandel & Goltermann's family shareholders declare that they will assist with measures which ensures an appropriate amount of equity by other means. This includes taking on other shareholders of divestiture of stakes in the business.

Page 2 to the letter dated 8th November 1997 to Wandel & Goltermann Management Holding GmbH - Managing Directors -

5.
For the supply of goods within the Wandel & Goltermann group, the sale and delivery conditions are to include reservation of ownership (company internal and extended) with a current account clause.

6.
As discussed, you will deposit the shares which you hold in Wandel & Goltermann Management Ltd./GB in a postal deposit with the pool leader. The shares in Wandel & Goltermann Technologies Inc./USA are to be deposited with a bank or notary. It is taken to be agreed that the place of deposit will inform the pool leader upon return of the share package or a part of it without delay.

The pool banks are aware of the fact that the sales subsidiaries of Wandel & Goltermann Vertriebsholding GmbH have obligations arising from loans with other, non-pool banks at a current level of approx. DM 30 million, and that Wandel & Goltermann Ltd./GB has been granted a loan of approx. DM 10 million from a third party. The parties concerned agree that Wandel & Goltermann Management Holding GmbH will ensure that credit agreements outside the pool lines are only entered into after the pool banks have been informed and/or after new securities have been made available.

The pool banks already agree their readiness to enter into negotiations regarding the pool contract enclosed, insofar as major alterations in the shareholder and/or capital structure of the Wandel & Goltermann group are to be foreseen.

We would ask you to sign a duplicate of the pool contract and of this letter and to return these to us.

Yours sincerely,

/SIGNATURE ILLEGIBLE/
Commerzbank AG
Reutlingen Branch


We agree to the letter above

Eningen u.A. (Date) 17 NOV 1997        /s/ ALBRECHT WANDEL
                   --------------------------------------
                                   (Wandel & Goltermann Management
                                   Holding GmbH)

Eningen u.A. (Date) 17 NOV 1997        /s/ ALBRECHT WANDEL
                   --------------------------------------
                                   (Wandel & Goltermann Holding & Co
                                   Elektronische Messtechnik)

Page 3 to the letter dated 7th November 1997 to Wandel & Goltermann Management Holding GmbH - Managing Directors -

Eningen u.A. (Date) 17 NOV 1997        /s/ F. GOLTERMANN
                   ------------        ---------------------
                                       (Burkhard Goltermann)

/s/ F. GOLTERMANN                      /s/ F. GOLTERMANN
-------------------------------        ---------------------
(Ulrike Goltermann)                    (Frank Goltermann)


/s/ A. WANDEL                          /s/ A. WANDEL
-------------------------------        ---------------------
(Albrecht Wandel)                      (Renate Wandel)

/SIGNATURE ILLEGIBLE/
-------------------------------
(Hannover Finanz) W & G BETELLIGUNGS GmbH

CF LETTER TO THE MANAGING DIRECTORS




          I confirm that this document is a fair and accurate translation from the German original.

          Eningen,
          this 11 day of December, 1998

          Wavetek Wandel & Goltermann, Inc.

          By:   /s/ PETER M. WAGNER
              -----------------------------
               Peter M. Wagner
               Chief Executive Officer

Security Pool Contract

The following agreement has been reached between:

1. Commerzbank AG, Reutlingen branch (hereafter also referred to as "pool leader")
2.  Baden-Wuerttembergische Bank AG, Reutlingen branch
3.  Deutsche Bank AG, Reutlingen branch
4.  Krelssparkasse Reutlingen
5.  Landesgirokasse Stuttgart
6.  Stuttgarter Bank AG

    - hereafter collectively referred to as the "banks" and each of them individually is referred to as "bank"-


Section 1 Loans

(1)  The banks do business with the companies:

     Wandel & Goltermann Management Holding GmbH, Eningen
     - hereafter referred to as the "company" or "WGMH"

     and

     Wandel & Goltermann GmbH & Co Elektronische Messtechnik, Eningen
     - hereafter also referred to as the "company" or "WGR"

     - these are both also hereafter referred to as the "companies" -

     The banks have/will given both companies the following credit lines as part of their liabilities both jointly and severally but also both independently of each other on the basis of the general terms and conditions of business:

          Commerzbank                 DM                  50,000,000.00
          BW Bank                     DM                  30,000,000.00
          Deutsche Bank               DM                  30,000,000.00
          Kreissparkasse              DM                  10,000,000.00
          Landesgirokasse             DM                  25,000,000.00
          Stuttgarter Bank            DM                  25,000,000.00
          -------------------------------------------------------------
          total                       DM                 170,000,000.00

     The credit line given for the Landesgirokasse is a skeleton credit agreement which will be made available in two slices - one slice of DM 18,000,000.00 and one of DM 7,000,000.00. This is based on Position 2 of the letter from the Landesgirokasse to WGMH dated 8th July 1997 which is known to the banks. For repayment (Section 7) and distribution of proceeds (Section 8) (and only as far as this is concerned), the slices of the loan already made available to the company at the particular moment in time are to be regarded as the credit line from the Landesgirokasse.

     The credit funds made available under the credit scheme detailed above are to be used solely for the purpose of financing operating resources and are not to be used of acquisitions (if they exceed the cash flow of the previous year).

(2) The credit lines detailed in position (1) can be taken by the companies in the form of guarantee, discount, acceptance or euro credits, insofar as the credit agreements allow. The cash credit lines in the form of euro credits can also be made by means of guarantee or acceptance credits from foreign branches or subsidiaries of the banks and/or other negotiating institutes (hereafter referred to as "negotiating credit banks"). The agreements made regarding the pool securities should also be passed on to the negotiating credit banks to the extent that their rights and obligations will be looked after in trust by the appropriate bank.

     The cash credit lines detailed in position (1) can also be exhausted by creating branch lines for the credit and guarantee orders for the credit of concern companies of the Wandel & Goltermann group from the domestic and foreign branches and subsidiaries of the banks. The banks will make every effort to ensure security of their claims on the loans made as a result of the creation of branch lines from their branches and/or credit-granting subsidiaries. Insofar as such security is available, as per a distribution of proceeds as in Section 8, the bank will only respect such claims from the WG concern company which arise from branch lines at the level which remains after the securities provided by the WG concern company have been utilised. Insofar as such a loss occurs only after proceeds have been distributed as per Section 8, then
     Section 8(5) is to be followed.

(3)  The companies can make use of the credit lines and credits autonomously
     - whilst respecting the regulations set out in position (5). The banks grant the debt claims arising from the credit lines they have agreed to both alone and directly.

(4) The banks have bound themselves to grant the credit lines for the duration of this contract and only to make reductions or cancellations with the agreement of the others. This is not the case for credits granted outside the pool.

(5) In addition, Commerzbank has granted WGR a repayment loan for an original sum of DM 15,000,000.00 as per the credit contract dated 24th March 1994. This loan is guaranteed by the LAKRA Landeskreditbank Baden-Wuerttemberg under orders from the state of Baden-Wuerttemberg in a declaration dated 1st December 1993 at a level of 66.66% (deficit guarantee). It has been agreed that the credit risk which is not covered by the deficit guarantee of 33.34% (original sum of DM 5,000,000.00) is split between the banks as follows:

     Commerzbank        29.42%  (corresponds to original sum of DM 1,471,000.00)
     BW-Bank            17.65%  (corresponds to original sum of DM   882,500.00)
     Deutsche Bank      17.65%  (corresponds to original sum of DM   882,500.00)
     Kreissparkasse      5.88%  (corresponds to original sum of DM   294,000.00)
     Landesgirokasse    14.70%  (corresponds to original sum of DM   735,000.00)
     Stuttgarter Bank   14.70%  (corresponds to original sum of DM   735,000.00)
     ---------------------------------------------------------------------------
                       100.00%  (corresponds to original sum of DM 5,000,000.00)

     On behalf of WGR and for the benefit of the Commerzbank, the remaining banks herewith guarantee the sum which is not guaranteed by the LAKRA should the Commerzbank have claims arising from the repayment loan as closed with WGR detailed above. The other banks guarantee the sum to the amount of their share in the assumed risk as stated above without a joint liability for the amount. These guarantees are in addition to the credit lines detailed in Section 1(1) with the respective banks.

     The guarantee declaration dated 1st December 1993 as well as the letter of acceptance from LAKRA dated 1st December 1993 (including the special guarantee conditions it contains) and the general terms and conditions for bank guarantees made by the state of Baden-Wuerttemberg are known to all banks in the pool.

                                  Section 2
                                  Securities

(1) WGR has provided the pool leader and each individual bank the following securities and/or will provide the following securities without delay:

     a) Positive declaration of, and upon specific request from the pool leader the mortgage of all limited partners shares in Wandel & Goltermann GmbH & Co Elektronische Messtechnik at a nominal value of DM 13,000,000.00 (corresponds to 100%)

     b) Positive declaration of, and upon specific request from the pool leader the mortgage of all shares in Wandel & Goltermann CTS S.A. (France) at a nominal value of FRF 11,930,000.00 (corresponds to 100%)

     c) A negative declaration of the type usual for banks regarding all shares currently held in and to be acquired in future in Wandel & Goltermann Technologies Inc. (USA)

     d) Positive declaration of, and upon specific request from the pool leader the mortgage of all shares in Wandel & Goltermann Management Ltd. (Great Britain) at a nominal value of GBP 3,000,000.00 (corresponds to 100%)

     e) Positive declaration of, and upon specific request from the pool leader the mortgage of all shares in Wandel & Goltermann Vertriebsholding GmbH at a nominal value of DM 50,000.00 (corresponds to 100%)

     f) Mortgage of trademarks currently held and those to be held in the future.

(2) WGMH has provided the pool leader with the following securities and/or will provide the following securities without delay:

     a) Assignment of claims from license holders and licenses arising from mortgaging the trademarks as detailed above (see above (1) f))

(3) WGR has provided the pool leader with the following securities and/or will provide the following securities without delay:

     a) DM 30,000,000.00 land charges (encumbrance of real estate) on various properties in Enningen (real estate register, book 13, BV no. 3,7,9,19,22,28 and 30, book 4224, BV no. 2, 6-9, book 5334 BV no.
          1-3,5,6)

     b) Assignment of repossession claims regarding land charges (encumbrance of real estate) which already exist.

     c) Security agreement of the whole warehouse including raw materials, auxiliary material and expendable supplies as per the contract dated 28th April 1994

     d) Assignment of all existing and future claims from material deliveries and supplies as per the contract dated 28th April 1993

     e) Assignment of claims from license holders and licenses arising from mortgaging the patents as detailed below (see below (4) a)).

(4) WGR has provided the pool leader and the banks (with no order of preference) with the following securities and/or will provide the following securities without delay:

     f) Mortgage of domestic and foreign patents currently held and those to be held in the future.

(5) Should a bank receive further securities for one of the credit lines detailed in Section 1 (1), then it is agreed that these are incorporated in the pool contract.

(6) Should a bank grant the companies further credit, for which it receives further securities, it is already agreed that these can be incorporated into the pool contract. Third-party proceeds would serve primarily the return of these additional credits.

(7) WGMH and WGR agree to offer securities to third parties only after informing the banks. This applies not only to branch typical extended reservations of ownership of suppliers and the credit institutes' deposit and security rights as based on general terms of business.

                                    Section 3
                              Purpose of Security

(1) The securities offered by WGMH according to Section 2 (1) and (2) as well as any other further securities offered by WGMH which are incorporated into this pool contract according to "2 (5) and (6) serve as securities against all existing, future and conditional claims which may be accorded to the banks and all their domestic and foreign branches from each corresponding business contact as well as the credit institutions referred from the provision of credit according to Section 1 (1, 2) as well as to cover and claims against WGR that LAKRA might make based on the indemnity bond as mentioned in Section 1 (5).

(2)  The securities offered by WGMH according to Section 2 (3) a), b), c), d),
     e), (4) a) as well as any other securities offered by WGR which are incorporated into this pool contract according to Section 2 (5) and (6) serve equally as security for all existing, future and conditional claims by:
          -the banks from the credits provided according to Section 1 (1, 2) against the companies
          -the pool leaders from the redemption loan according to Section 1 (6) against the WGR
          -LAKRA from the indemnity bond as mentioned in Section 1 (6) against the WGR
          -the remaining banks from their bond assumptions according to
          Section 1 (6) against the WGR

(3) The securities according to Section 2(3) a), b), c), d), e), (4) a) thus serve as security against all existing, future and conditional claims which the banks might make against WGR for exceeding the credit lines according to Section 1 (1) as well as claims by other bank-related business relations.

(4) Should WGMH and/or WGR have assumed liability for debts from another customer of the particular bank (for example as a guarantor), the individual security only assures the debt from the assumption of liabilities when it is due and only when WGMH and/or WGR is providing security.

                                  Section 4
                           Release of securities

(1) After release from the claims secured in Section 3, the banks have to give the securities taken in as a result of this contract back to the provider of the security and return any excess proceeds, insofar as the securities were not needed. This is not the case when the banks are obliged to pass securities over to a third party (for example a guarantor, who has satisfied one or several of the banks).

(2) The banks are already obliged to release pool securities upon demand if and insofar as the realisable value of the pool securities exceeds 120% of the claims secured by the banks (for an ongoing period). The value of the securities which can be realised is defined by the individual security agreements; should there be mistakes in these then it is to be defined by the type of the individual security.

(3) The agreements reached in the individual security agreements regarding coverage amounts and release obligations are completed for the duration of this pool contract by the regulations set out above.

                                   Section 5
                 Trust relationship / security administration

(1) The pool leader will administer the securities included in this contract in trust for the other banks and utilise them as necessary. The acquisition rights named as pool securities Section 2 (1) a), b), c),
     d), e), f), (4) a) (mortgage rights) are also to be administered and utilised by the pool leader in the name of and on behalf of the remaining banks. The pool leader is also allowed (beside the banks holding the securities), but not obliged to use the controlling and administrative rights arising from the security contracts in its own name. The release or partial release of securities requires the approval of the banks. For the release obligations according to Section 4 (2), this approval is only required for the selection of the securities to be released.

(2) Upon request, the pool leader will send copies of the contracts for the securities which it is holding to the other banks for them to check at their own risk. If there should be complaints, these have to be made to the pool leader immediately, so that a regulation agreeable to all banks can be reached. If securities are held by a bank which is not the pool leader, then this regulation is valid accordingly.

(3) The banks authorise the pool leader to make all declarations necessary for ordering, managing and utilising the securities in its own name and to receive such in its own name. The pool leader is also authorised by the banks to carry out all negotiations necessary or pertinent. The pool leader is freed from all restrictions contained in Section 181 BGB for all the measures it takes resulting from this contract.

(4) The pool leader and/or each bank holding a security my only pass on the administration of the securities to another trustee with the approval of the other banks. The trustee is freed from the restrictions contained in
     Section 181 BGB.

                                   Section 6
                                  Utilisation

(1) The pool leader will utilise the securities given in Section 2 in its own name, but for the account of all the banks. Insofar as securities are not held by the pool leader, these are to be utilised by the holding bank after consultation with and approval from the pool leader for the account of the other banks.

(2) The banks will decide democratically when securities are to be utilised. In urgent cases the pool leader will decide this alone upon its own due judgement; in this case the pool leader will inform the other banks of the measures taken without delay.

(3) The banks will adhere to the utilisation requirements contained in the individual security contracts.

                                   Section 7
                              Balance of payments

(1) The companies will distribute the credit taken proportionately amongst the credit lines detailed in Section 1 (1) insofar as this is possible.

(2) According to the irrevocable orders of the companies, the banks obligate themselves that in the event of a security having to be utilised as per
     Section 6, they will bring their credit requirements which do not exceed their cash credit lines as per Section 1 (1) into such a position (by corresponding transfers) that the credit level taken up is proportionate to the cash credit lines for all banks. The individual banks thereby to set off any holdings in other accounts of both companies against their credit requirements, which are in line with the cash credit lines given in Section 1 (1). Charges arising from cheques and debit note returns will be charged to the appropriate liabilities in line with the balance of sums due. This will not be the case when the cash credit lines detailed in Section 1 (1) will be exceeded by us,

(3) Insofar as the cash credit line is given as a compound line, then its liabilities arising from bill discounts are only valid insofar as these are taken up, should a deficit occur. Liabilities from guarantee or acceptance credits as well as from opened letters of credit will only be regarded as availments when payments are made on these by the pool banks.

(4) Target day for repayment of the balance is the realisation of a decision on the introduction of utilisation measures as per Section 6 (2) sentence 1 and/or in individual cases the earliest receipt of notification from the pool leader about the commencement of utilisation measures as per Section 6 (2) sentence 2 by the other banks.

(5) If the accounting criteria change after a balance of payment has been carried out (for example by charging further holdings or payments from guarantees), then a new balance of payments is to be made.

(6) Insofar as the balance of payments detailed cannot be carried out for the companies or for a third party for legal reasons, then the banks are obliged to reach a corresponding result internally. In doing this it is of no import which one of the companies assumed the credit under their joint liability.

                                   Section 8
                            Distribution of proceeds

(1) The proceeds from utilisation of the securities provided by WGMH (Section 2 (1), (2), (5), (6)) are to be used in the following order:

     a) To pay the costs, any taxes and other expenses which arise from the administration and utilisation of the securities and to pay the pool leader (Section 9);

     b)   To repay the claims which are due to:

          - the banks, from granting credit as per Section 1 (1,2) to the companies the Commerzbank from the repayment loan as per Section 1
          (5) from WGR

          - LAKRA from the deficit guarantee for WGR as mentioned in
          Section 1 (5)

          - the remaining banks for their assumption of guarantees as per
          Section 1 (5) for WGR.

          This is to occur in an order equal priority and proportionately according to the claims being made. For claims which arise from credit granted according to Section 1 (1,2), the level of credit taken up after the balance of payments has been carried out as per
          Section 7 is applicable. However only the liabilities are based on the distribution key which do not exceed the credit lines mentioned in Section (1).

     c) To pay off the money owed to the banks, whose credit lines have been exceeded according to Section (1) in a manner proportional to the amount exceeded.

     d) To pay off the money owed to band for additionally granted credits and in a manner which is equal in its relationship of the assumption of the additional credit as long as they are not returned out of the third party proceeds from the separately ordered securities
          (Section 2 (6));

     e) To fulfil the other claims from the bangs against WGMH based on the banking business transaction, and in an equal relationship with the remaining claims.

(2) The proceeds from the utilisation of the securities offered by the WGR according to Section 2 (2) a), b), c), d), e), (4) a), (5), (6) is to be applied according to the following order of priority:

     a) to cover costs, any taxes or other expenses which arise from administrating and utilising the securities as well as recompensation for the pool leader. (Section 9);

     b)   to pay of any claims due to:
            - the banks, from granting credit as per Section 1 (1,2) to the companies
            - the Commerzbank from the repayment loan as per Section 1 (5)
              from WGR
            - LAKRA from the deficit guarantee for WGR as mentioned in Section 1
              (5)
            - the remaining banks for their assumption of guarantees as per
              Section 1 (5) for WGR.
            This is to occur in an order equal priority and proportionately according to the claims being made. For claims which arise from credit granted according to Section 1 (1,2), the level of credit taken up after the balance of payments has been carried out as per
            Section 7 is applicable. However only the liabilities are based on the distribution key which do not exceed the credit lines mentioned in Section (1).

     c) To pay off the money owed to the banks, whose credit lines have been exceeded according to Section (1) as well as any bank-related business claims against the WGR in a manner proportional to the amount exceeded.

(3) Proceeds which are not required are to be transferred to the guarantor unless the banks are required to pay these to a third party who has satisfied one or more banks (for example a bond).

(4) Should there be a claim arising from discount, guarantee or acceptance credits, or from letters of credit which have been opened, then this is to be dealt with as per Section 7 (3).

(5) If the level of the claims to be respected is not set at the time of the distribution of proceeds, then they will not be considered when the share ratio for the proceeds is being set. A final calculation of the share ratio will be made only after these amounts have been set. The changes which occur as a result of this in the amounts due from the proceeds to the individual contacting parties are to be evened out between the contracting parties (also insofar as payments have already been made).

(6)  The banks are empowered to change the distribution key at any time.

                                   Section 9
                            Costs, taxes, payment

(1) All costs and taxes which the pool leader and/or any other security holding bank incurs as a result of this security pool contract, especially in connection with the administration and any utilisation of the securities are to be borne by the companies.

     The pool leader has a claim against the company for fulfilling its obligations arising from this contract for a yearly fee. This fee is to be 0.25% of the credit lines as per Section 1 (1) and (5) plus VAT at the legal rate on this sum. This fee is due for the year in which the contract is closed (one full years payment is then due) and for the following years the fee is payable in advance on the first working day of the year.

(2) Insofar as the costs and taxes are not paid by WGMH, then the banks are responsible for their payment, proportionately as per the credit lines detailed in Section 1.

                                  Section 10
                          Notification / Information

(1) The pool leader will inform the other banks as it sees fit about the status of execution. The banks will provide the pool leader with such information as is necessary for this.

(2) The banks will inform each other if facts should become known which could seriously affect repayment of the credit lines detailed in Section 1.

(3) Upon request, each bank has to inform the other banks about their claims on the company and the securities, insofar as these affect this contract and its execution.

(4) The company and the other guarantors free the banks from banking secrecy for this.

                                 Section 11
                           Duration and termination

(1)  This pool contract is closed for an unlimited period.

(2) Each pool bank may terminate the contract with a notice period of 3 months to the end of the quarter. The first possible termination date is, however, 31st December 1999. The date of termination is seen as being the date upon which the pool leader receives the termination letter. If the pool leader should terminate the contract, then the date of termination is seen as being the date upon which the letter of termination is received by the other banks. The earliest receipt by another bank is the deciding factor. Upon termination, the terminating bank exits the pool. The pool will be continued by the other banks.

(3) If termination should occur as per paragraph (2), then the distribution of the securities shall still require special consultation amongst the banks. The companies and third party guarantors are obliged to co-operate with the transfer of securities, insofar as this is legally required. Upon request of any one bank, a balance of payments as per the regulations given in Section 7 is to be conducted upon the termination of any bank. This balance of payments is to include the terminating bank.

                                 Section 12
       Place of fulfilment, place of jurisdiction and governing law

(1) It has been agreed that Stuttgart shall be the place of fulfilment and jurisdiction for all obligations arising from this contract.

(2)  This contract is governed by the laws of the Federal Republic of Germany

                                 Section 13
                   Alterations and additions to the contract

(1) Alterations and additions to this contract must be made in writing to be valid. The same applies for renunciation of this form requirement. Ancillary agreements have not been met.

(2) This contract is also valid should the shareholders change or if the companies should change their legal form.

                                 Section 14
                            Salvatorial clause

Insofar as any one of the clauses of this contract or several of the clauses of this contract should become cease to be legal or impossible to apply, then the remaining clauses are not affected by this. The contracting parties will replace invalid or inapplicable clauses with others, which corresponds to that which was desired with the original clause and is as close as possible to the contents of the clause being replaced. The same applies if omissions are found which need to be amended.

                                                /s/ Herr Weihing
     REUTLINGEN  6 NOV 1997                     /s/ Herr Schopp
--------------------------------           --------------------------------
        (Place/Date)                               (Commerzbank)


                                                 /s/ Herr Koppka
     REUTLINGEN  10 NOV 1997                     /s/ Herr Dr. Arndt
--------------------------------           --------------------------------
        (Place/Date)                                   (BW Bank)

                                                /s/ Herr Servais
     REUTLINGEN  10 NOV 1997                    /s/ Herr Buhler
--------------------------------           --------------------------------
        (Place/Date)                                (Deutsche Bank)

                                                 /s/ Herr Fugen
     REUTLINGEN  10 NOV 1997                     /s/ Herr Diedler
--------------------------------           --------------------------------
        (Place/Date)                               (Kreissparkasse)

                                                 /s/ Frau Diem
     STUTTGART  11 NOV 1997                      /s/ Herr Horgung
--------------------------------           --------------------------------
        (Place/Date)                               (Landesgirokasse)

                                                 /s/ Herr Haussler
     STUTTGART  11 NOV 1997                      /s/ Herr Hellenschmidt
--------------------------------           --------------------------------
        (Place/Date)                               (Stuttgarter Bank)


We, Wandel & Goltermann Management Holding GmbH and Wandel & Goltermann GmbH & Co. Elektronische Messtechnik, assume all obligations which affect us as a result of this contract and also agree to it; especially the regulations set out in Section 3 (Purpose of security), Section 7 (Balance of payments),
Section 9 (Costs) and Section 10 (Notification).

     REUTLINGEN 6 NOV 1997                          /s/ A. WANDEL
--------------------------------           --------------------------------
        (Place/Date)                       (Wandel & Goltermann Management
                                                     Holding GmbH)

     REUTLINGEN 6 NOV 1997                          /s/ A. WANDEL
--------------------------------           --------------------------------
        (Place/Date)                       (Wandel & Goltermann GmbH & Co.
                                                  Elektr. Messtechnik)